                                                                   EXHIBIT 10.38



                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER dated April 20, 1998, is between Orion Acquisition, Inc., a Delaware corporation and the wholly-owned subsidiary of HS Resources, Inc. ("Orion"), and HS Resources, Inc., a Delaware corporation and the parent corporation of Orion ("HS Resources").

     WHEREAS, the respective boards of directors of Orion and HS Resources have determined that it is advisable and in the best interests of each such corporation that Orion merge with and into HS Resources as authorized by the statutes of the State of Delaware and upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Orion and HS Resources hereby agree as follows:

     1. MERGER. Upon the terms and subject to the conditions set forth in this Agreement, Orion shall be merged with and into HS Resources (the "Merger"), and HS Resources shall be the surviving corporation (sometimes hereafter referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall be HS Resources, Inc., a Delaware corporation. The Merger shall be effective on May 1, 1998, or upon such later date which the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     2. GOVERNING DOCUMENTS. The Certificate of Incorporation of HS Resources, as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with applicable law. The Bylaws of HS Resources, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with applicable law.

     3. SUCCESSION; OFFICERS AND DIRECTORS. On the Effective Date, the separate corporate existence of Orion shall cease and HS Resources, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Orion; and all rights, privileges, powers and franchises of Orion, and all property, real, personal and mixed, and all debts due to Orion on whatever account, as well as for share subscriptions and all other things in action belonging to Orion, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Orion, and the title to any real estate vested by deed or otherwise in Orion, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Orion shall be preserved unimpaired, and all debts, liabilities and duties of Orion shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Orion, its stockholders, board of directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of HS Resources and shall be as effective and binding thereon as the same were with respect to Orion.

     On the Effective Date, except as provided elsewhere in this Agreement, the directors and officers of HS Resources shall be and continue as the officers of the Surviving Corporation to hold the positions in the Surviving Corporation to which they have been elected as directors and officers of HS Resources and to serve in accordance with the bylaws of the Surviving Corporation; and the employees and agents of Orion shall become the employees and agents of the Surviving Corporation and shall continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Orion.

     4. FURTHER ASSURANCES. From time to time, as and when required by HS Resources, or by its successors and assigns, there shall be executed and delivered on behalf of Orion such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in HS Resources the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Orion, and otherwise to carry out the purposes of this Agreement, and the officers and directors of HS Resources are fully authorized in the name and on behalf of Orion or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5. CANCELLATION OF ORION COMMON STOCK. On the Effective Date, all shares of Orion Common Stock presently issued and outstanding in the name of HS Resources, Inc., which constitute all of the issued and outstanding shares of capital stock of Orion, shall be canceled and retired and no shares or other security shall be issued in respect thereof.

     6. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the Effective Date with respect to any of the terms contained in this Agreement.

     7. ABANDONMENT. At any time prior to the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the board of directors of either Orion or HS Resources, or both, if circumstances arise which, in the opinion of the board of directors of either Orion or HS Resources, make the Merger inadvisable.

     8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     9. AGREEMENT FOR SERVICE OF PROCESS. The Surviving Corporation, from and after the Effective Date, agrees that it may be sued and served with process in the State of Delaware at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in any proceeding for the enforcement of any obligation of Orion. The Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding.

     10. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Orion and HS Resources have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                              ORION ACQUISITION, INC., a Delaware
                                     corporation



By                                   By
  ------------------------------       ---------------------------------------
Name: James M. Piccone               Name: P. Michael Highum
Title: Secretary                     Title: President


ATTEST:                              HS RESOURCES, INC., a Delaware corporation


By                                   By
  ------------------------------       ---------------------------------------
Name: James M. Piccone               Name: P. Michael Highum
Title: Secretary                     Title: President




                                      -3-